                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        OLD DOMINION FREIGHT LINE, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

                        OLD DOMINION FREIGHT LINE, INC.

                  Executive Offices:  1730 Westchester Drive
                       High Point, North Carolina 27262

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                April 24, 2000


         The Annual Meeting of Stockholders of Old Dominion Freight Line, Inc., will be held Monday, April 24, 2000, at 10:00 A.M., in the fourth floor conference room of the Company's executive offices, 1730 Westchester Drive, High Point, North Carolina, for the following purposes:

         1.   To elect a board of seven directors of the Company.

         2. To transact such other business as may be brought before the meeting.

         Stockholders of record at the close of business on March 3, 2000, are entitled to notice of and to vote at the meeting.


                                       By Order of the Board of Directors


                                       /s/ Joel B. McCarty, Jr.
                                       Joel B. McCarty, Jr.
                                       Secretary

High Point, North Carolina
March 31, 2000



                           If you do not intend to be present at the meeting, please sign, date and return the accompanying proxy promptly so that your shares of Common Stock may be represented and voted at the meeting. A return envelope is enclosed for your convenience.

                        OLD DOMINION FREIGHT LINE, INC.

                  Executive Offices:  1730 Westchester Drive
                       High Point, North Carolina 27262

                                ---------------

                                PROXY STATEMENT

                                ---------------


         This Proxy Statement is being sent to stockholders on or about April 5, 2000, in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Old Dominion Freight Line, Inc. (the "Company"), to be held on Monday, April 24, 2000, and at any adjournment thereof.

                             ELECTION OF DIRECTORS

         The Bylaws provide that the number of directors shall be not less than five nor more than nine. The Board of Directors has determined that the number of directors should be seven in 2000. The number of directors, within the maximum and minimum, is to be determined at each Annual Meeting by resolution adopted by the shareholders or, in the absence of such resolution, the number of directors elected at the meeting shall constitute the number of directors of the Company. The Board has nominated the following seven individuals to serve as directors until the next Annual Meeting and until their successors shall have been elected and shall qualify. Unless authority is withheld, it is intended that Proxies received in response to this solicitation will be voted in favor of the following seven nominees:

                                                                           Amount and Nature of Beneficial
                                                                          Ownership of the Company's Common
                                                                               Stock as of March 3, 2000
                                                            --------------------------------------------------------
                                                               Voting and
                                                            Investment Power (1)               In all Capacities
                                                            --------------------             -----------------------
Name, Age, Principal                                                                                      Percent of
Occupation and Other Positions              Director                                       Total            Common
and Offices with the Company                 Since            Sole          Shared         Shares           Stock
------------------------------              --------        --------      ----------      ---------      -----------
Earl E. Congdon, 69 (2)(3)(4)                  1952            See "Principal Stockholders".
Chairman of the Board of Directors and
Chief Executive Officer of the Company

John R. Congdon, 67(2)(3)(4) Vice
Chairman of the Board of Directors of the      1955            See "Principal Stockholders".
Company;
Chairman of Old Dominion Truck Leasing,
Inc.

                                                                           Amount and Nature of Beneficial
                                                                          Ownership of the Company's Common
                                                                               Stock as of March 3, 2000
                                                            --------------------------------------------------------
                                                               Voting and
                                                            Investment Power (1)               In all Capacities
                                                            --------------------             -----------------------
Name, Age, Principal                                                                                      Percent of
Occupation and Other Positions              Director                                       Total            Common
and Offices with the Company                 Since            Sole          Shared         Shares           Stock
------------------------------              --------        --------      ----------      ---------      -----------
John A. Ebeling, 62 (2)                        1985          34,512(6)       --            34,512(6)     Less than 1%
  Retired (former Vice Chairman of
  the Board of Directors,
  President and Chief Operating
  Officer of the Company)

Harold G. Hoak, 70 (4)(5)                      1991           1,000          --             1,000        Less than 1%
  Retired (former Regional Vice
  President of Wachovia Bank of North
  Carolina, N.A.)

Franz F. Holscher, 78 (3)(4)(5)                1991           1,000          --             1,000        Less than 1%
  Retired (former Chairman of
  Thurston Motor Lines, Inc.)

David S. Congdon, 43                           1998               See "Principal Stockholders".
  President and Chief Operating
  Officer of the Company

John R. Congdon, Jr., 43                       1998               See "Principal Stockholders".
  Vice Chairman of Old Dominion Truck
  Leasing, Inc.

--------------
(1) Except as otherwise indicated, each director has sole voting and sole investment power with respect to the shares beneficially owned by such director.
(2)   Member of Executive Committee.
(3)   Member of Compensation Committee.
(4)   Member of Stock Option Plan Committee.
(5)   Member of Audit Committee.
(6) Includes 18,000 shares obtainable upon exercise of stock options exercisable within 60 days.

         Earl E. Congdon has been employed by the Company since 1950 and has served as Chairman of the Board and Chief Executive Officer since 1985 and as a director since 1952. He is a son of E. E. Congdon, one of the founders of Old Dominion.

         John R. Congdon has been employed by the Company since 1953 and has served as Vice Chairman of the Board since 1985 and as a director since 1955. He is also the Chairman of Old Dominion Truck Leasing, Inc., a North Carolina corporation that is engaged in full service leasing of tractors, trailers and other equipment, to which he devotes more than half of his time. He is a son of
E. E. Congdon, one of the founders of Old Dominion, and the brother of Earl E. Congdon.

         John A. Ebeling has been a director since August 1985. He formerly served as Vice Chairman from May 1997 to May 1999 and as President and Chief Operating Officer from August 1985 to May 1997. Mr. Ebeling was previously employed by ANR Freight Systems from 1978 to 1985, holding the positions of Chairman and Chief Executive Officer.

         Harold G. Hoak was elected a director in August 1991. Now retired, he serves on the Board of Directors of the Charlotte Merchants Foundation, Inc. He was President and General Manager of the Charlotte Merchants Association, Inc., from 1989 to 1994. Mr. Hoak was formerly employed by Wachovia Bank of North Carolina, N.A., from 1956 to 1989 and served as Regional Vice President for the Southern Region from 1976 to 1989.

         Franz F. Holscher was elected a director in August 1991. He served in a number of executive positions from 1970 to 1987 with Thurston Motor Lines and was Chairman of the Board of Directors from July 1984 through December 1987, when he retired. Mr. Holscher has been active in a number of organizations and associations within the trucking industry.

         David S. Congdon was elected a director in 1998. He has been employed by the Company since 1978 and, since May 1997, has served as President and Chief Operating Officer. He has held various positions in the Company including Vice President - Quality and Field Services, Vice President - Quality, Vice
President - Transportation, President - Dominion Furniture Express (a former division of Old Dominion that specialized in furniture transportation) and he has held other positions in operations and engineering. He is the son of Earl
E. Congdon.

         John R. Congdon, Jr. was elected a director in 1998. He currently serves as Vice Chairman of the Board of Directors of Old Dominion Truck Leasing, Inc. (a company owned by Earl E. Congdon, John R. Congdon and members of the Congdon family), where he has been employed since May 1979. He is the son of John R. Congdon.

                            PRINCIPAL STOCKHOLDERS

          As of March 3, 2000, or such other date as indicated in the footnotes to the table, to the knowledge of management, the only persons beneficially owning more than five percent (5%) of the Company's Common Stock, its only class of voting security, are as follows:

                Name and Address of
                Beneficial Owner                      Number of Shares (1)                    Percent
          ----------------------------                ----------------                        -------
          David S. Congdon                                 1,405,583 (2)(6)                     16.9%
             1730 Westchester Drive
             High Point, NC 27262

          Old Dominion Truck Leasing, Inc.                 1,095,876 (3)                        13.2%
             7511 Whitepine Road
             Richmond, VA 23237

          Earl E. Congdon                                    962,989 (4)(6)                     11.6%
             20 Harborage Isle
             Fort Lauderdale, FL 33316

          John R. Congdon                                    959,033 (5)(6)                     11.5%
             7511 Whitepine Road
             Richmond, VA 23237

          Fidelity Management & Research                     831,200 (7)                         9.9%
             Company
             82 Devonshire Street
             Boston, MA 02109

          Dimensional Fund Advisors Inc.                     611,900 (8)                         7.4%
             1299 Ocean Avenue, 11/th/ Floor
             Santa Monica, CA 90401

          Audrey L. Congdon                                  497,038 (9)                         6.0%
             1730 Westchester Drive
             High Point, NC 27262

          John R. Congdon, Jr.                               468,545 (10)                        5.6%
             9800 Drouin Drive
             Richmond, VA 23233

          Karen C. Vanstory                                  465,420 (11)                        5.6%
             5412 Horse Trail Road
             Summerfield, NC 27358

                Name and Address of
                Beneficial Owner                      Number of Shares (1)                    Percent
          ----------------------------                ----------------                        -------
          Susan C. Terry                                  457,326 (12)                          5.5%
             10801 North Bank Road
             Richmond, VA 23233

          Jeffrey W. Congdon                              424,468 (13)                          5.1%
             643 Walsing Drive
             Richmond, VA 23229

          All Executive Officers and                    4,499,144(14)                          53.6%
             Directors of the Company as
             a Group (10 persons)

----------------
(1) Except as described below, each person or group identified possesses sole voting and investment power with respect to the shares shown opposite the name of such person or group.

(2) Includes 1,764 shares owned of record by the named stockholder, 3,791 shares owned in the Company's 401(k) plan, 14,800 shares obtainable upon exercise of stock options exercisable within 60 days, 281,651 shares held as trustee of a revocable trust, 106,269 shares held as trustee or custodian for minor children of the stockholder, 818,322 shares through shared voting and investment rights as trustee under the Earl E. Congdon Intangible Trust, 103,000 shares through shared voting and investment rights as trustee under the Kathryn W. Congdon Intangible Trust, 68,986 shares through shared voting and investment rights by David S. Congdon's wife as trustee of an irrevocable trust and 7,000 shares owned by Mr. Congdon's wife.

(3) The voting stock of Old Dominion Truck Leasing, Inc. ("Leasing"), is owned by the Earl E. Congdon Intangibles Trust, David S. Congdon, Trustee (38.2%), John R. Congdon Revocable Trust (38.2%) and members of Earl E. Congdon's and John R. Congdon's respective families (23.6%). John R. Congdon is Chairman of the Board of Leasing and Earl E. Congdon is Vice Chairman of the Board. The Company's Common Stock owned by Leasing will be voted as directed by Earl E. Congdon and John R. Congdon or, in the event of disagreement, one-half of the shares will be voted as directed by Earl
     E. Congdon or his personal representative, attorney-in-fact or executor and one-half will be voted as directed by John R. Congdon or his personal representative, attorney-in-fact or executor. Any future sales or other disposition of such shares and the disposition of the proceeds of any sales will be determined by the Board of Directors of Leasing.

(4) Includes 818,322 shares through shared voting and investment rights as grantor of the Earl E. Congdon Intangible Trust, 41,667 shares through shared voting and investment rights as grantor of the Earl E. Congdon Family Trust and 103,000 shares owned beneficially by Earl E. Congdon's wife's through shared voting and investment rights under the Kathryn W. Congdon Intangible Trust with respect to which Earl E. Congdon disclaims beneficial ownership.

(5) Includes 915,634 shares held as trustee of a revocable trust, 41,667 shares through shared voting and investment rights as trustee of the Earl E. Congdon Family Trust and 1,732 shares owned by John R. Congdon's wife as trustee of a revocable trust for which John R. Congdon disclaims beneficial ownership.

(6) Does not include any of the shares owned by Old Dominion Truck Leasing, Inc.

(7) Based on information obtained from a Schedule 13G, dated February 14, 2000, filed with the Securities and Exchange Commission (the "SEC"), Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 831,200 shares of common stock outstanding as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940.

(8) Based on information obtained from a Schedule 13G filed February 3, 2000, with the SEC, Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is deemed to have beneficial ownership of 611,900 shares of the Company's stock as of December 31, 1999. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940 and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment adviser or manager, Dimensional possesses voting and/or investment power over the securities of the Old Dominion shares that are owned by the Funds. All securities reported in the 13G are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(9) Includes 1,764 shares owned of record by the named stockholder, 304,200 shares held as trustee of a revocable trust, 70,846 shares held as trustee or custodian for minor children of the stockholder, 56,941 shares through shared voting rights as trustee under the Karen C. Vanstory Irrevocable Trust, 39,947 shares held by Audrey L. Congdon's husband as trustee of an irrevocable trust, 15,800 shares obtainable upon exercise of Audrey L. Condgon's husband's stock options exercisable within 60 days and 7,540 shares owned by Audrey L. Congdon's husband.

(10) Includes 296,522 shares held as trustee of a revocable trust and 172,023 shares held as trustee or custodian for the benefit of the stockholder's minor children.

(11) Includes 2,714 shares owned of record by the named stockholder, 299,496 shares held as trustee of a revocable trust, 56,941 shares through shared voting and investment rights as grantor of an irrevocable trust and 106,269 shares held as trustee or custodian for minor children of the stockholder.

(12) Includes 282,924 shares held as trustee of a revocable trust and 174,402 shares held as trustee or custodian for the benefit of the stockholder's minor children.

(13) Includes 308,152 shares held as trustee of a revocable trust and 116,316 shares held as trustee or custodian for the benefit of the stockholder's minor children.

(14)  Includes shares owned by Old Dominion Truck Leasing, Inc.

Section 16 Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires certain of the Company's officers and its directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the SEC. Such officers, directors and stockholders are required by the SEC regulations to furnish the Company with copies of all such reports that they file.

      Based solely on a review of copies of reports filed with the SEC since January 1, 1999, and of representations by certain officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the reports required to be filed in 1999 on a timely basis.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

          The following table provides a three-year overview of the cash compensation paid to the five most highly compensated executive officers of the Company:

==================================================================================================================================
                                                                                        Long-Term Compensation
----------------------------------------------------------------------------------------------------------------------------------
                                                        Annual Compensation                       Awards
----------------------------------------------------------------------------------------------------------------------------------
                   (a)                              (b)     (c)         (d)            (f)              (g)           (i)
                                                                                 Restricted Stock    Securities     All Other
                                                           Salary     Bonus(1)       Award(s)        Underlying    Compensation
        Name and Principal Position                 Year    ($)         ($)            ($)           Options (#)      ($)(2)
----------------------------------------------------------------------------------------------------------------------------------
Earl E. Congdon                                     1999   $289,200   $466,707            0                 0         $14,117/(3)/
 Chairman of the Board and Chief  Executive Officer
                                                    ------------------------------------------------------------------------------
                                                    1998   $289,400   $356,344            0                 0         $16,573
                                                    ------------------------------------------------------------------------------
                                                    1997   $276,600   $336,039            0                 0         $12,498
----------------------------------------------------------------------------------------------------------------------------------
David S. Congdon                                    1999   $186,000   $291,691            0                 0         $ 2,749/(3)/
 President and Chief Operating Officer
                                                    ------------------------------------------------------------------------------
                                                    1998   $170,800   $202,663            0                 0         $ 2,545
                                                    ------------------------------------------------------------------------------
                                                    1997   $131,215   $ 91,726            0                 0         $ 2,486
----------------------------------------------------------------------------------------------------------------------------------
John B. Yowell                                      1999   $140,000   $116,677            0                 0         $ 2,872/(3)/
 Executive Vice President
                                                    ------------------------------------------------------------------------------
                                                    1998   $135,700   $ 89,086            0                 0         $ 2,460
                                                    ------------------------------------------------------------------------------
                                                    1997   $122,020   $ 79,467            0                 0         $ 2,529
----------------------------------------------------------------------------------------------------------------------------------
J. Wes Frye                                         1999   $136,060   $ 93,341            0                 0         $ 1,921/(3)/
 Treasurer, Chief Financial Officer and Assistant
 Secretary
                                                    ------------------------------------------------------------------------------
                                                    1998   $127,255   $ 71,269                              0         $ 3,460
                                                    ------------------------------------------------------------------------------
                                                    1997   $116,975   $ 67,208            0                 0         $ 5,358
----------------------------------------------------------------------------------------------------------------------------------
Joel B. McCarty, Jr.                                1999   $115,460   $ 93,341            0                 0         $ 4,549/(3)/
 Senior Vice President, Secretary, General Counsel
                                                    ------------------------------------------------------------------------------
                                                    1998   $112,960   $ 84,246            0                  0        $ 4,509
                                                    ------------------------------------------------------------------------------
                                                    1997   $105,494   $ 54,231            0                  0        $ 5,318
==================================================================================================================================

(1) Pursuant to an executive profit-sharing bonus program, the Company pays incentive cash bonuses to certain executive officers based upon the Company's income before taxes during the fiscal year.

(2) Includes pretax contributions by the Company to the Old Dominion 401(k) retirement plan, personal use of Company cars, excess premiums paid on group life insurance and the compensation element of premiums paid on split-dollar life insurance policies. The Company is a party to certain split-dollar life insurance agreements with certain members of the families of Earl E. Congdon and John R. Congdon pursuant to which the Company pays a portion of the premiums on life insurance policies insuring their lives in the aggregate face amounts of $16,886,454 and $16,660,160, respectively. The total benefits currently payable to the Company under the policies upon the death of Earl E. Congdon and John R. Congdon are $1,833,070 and $3,279,182, respectively. The Company's interest in the death benefit and cash surrender value of each policy is determined by reference to the amount of gross premiums paid by the Company, which in 1999, 1998 and 1997 were $390,648, $392,848 and $452,162, respectively.

(3)  Allocation of 1999 All Other Compensation:

                                  401(k)            Split-Dollar     Personal Use of         Excess Life
            Name              Contribution        Life Insurance       Company Car      Insurance Premiums
            ----              ------------        --------------     ---------------    ------------------
         Earl E. Congdon        $ 3,470              $  8,192            $  1,195            $  1,260
         David S. Congdon         2,232                  -                    415                 102
         John B. Yowell           1,680                  -                  1,018                 174
         J. Wes Frye              1,633                  -                   -                    288
         Joel B. McCarty, Jr.     1,386                  -                  2,461                 702

Stock Options

         The Company's Board of Directors and stockholders have approved and adopted the 1991 Employee Stock Option Plan of Old Dominion Freight Line, Inc. (the "Option Plan"), for the benefit of key employees. The Option Plan covers 250,000 shares of the Company's Common Stock. The Option Plan provides for the granting of stock options that qualify as incentive stock options pursuant to
Section 422 of the Internal Revenue Code as well as nonqualified options. The granting of an incentive stock option or, in general, its exercise, will not result at the time of grant or exercise in taxable income to the recipient, with certain exceptions. The grant of a nonqualified stock option will not result in taxable income to the recipient. The exercise of a nonqualified stock option will result in compensation income equal to the difference between the option price and the fair market value of the stock acquired upon the exercise. Earl E. Congdon and John R. Congdon are not eligible to participate in the Option Plan.

         There were no options granted in 1999.

         Options to purchase 224,000 shares under the Option Plan have been granted. As of March 22, 2000, there are options outstanding covering 43,000 shares of Common Stock at the exercise price of $13.875 per share, 43,000 shares at the exercise price of $17.875 per share, 39,500 shares at the exercise price of $19.25 per share, 29,500 shares at the exercise price of $19.00 per share and 20,500 shares at the exercise price of $10.00 per share. All of the options have been granted as incentive options. The sale of shares issuable under the Option Plan have been registered with the SEC.

         The following table reflects cumulative information regarding grants under the Option Plan:

==================================================================================================================
                Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
------------------------------------------------------------------------------------------------------------------

             (a)                     (b)           (c)                 (d)                        (e)
                                                              Number of Securities        Value of Unexercised
                                   Shares         Value      Underlying Unexercised     In-The-Money Options at
             Name                Acquired on    Realized        Options at FY-End                FY-End
                                Exercise (#)       ($)      Exercisable/Unexercisable  Exercisable/Unexercisable
                                                                       (#)                        ($)
------------------------------- -------------- ------------ -------------------------- ---------------------------
Earl E. Congdon                       *             *                   *                          *
------------------------------- -------------- ------------ -------------------------- ---------------------------
David S. Congdon                      0             0         14,800 Exercisable          $   600 Exercisable
                                                                 200 Unexercisable        $   150 Unexercisable
------------------------------- -------------- ------------ -------------------------- ---------------------------
John B. Yowell                        0             0         15,800 Exercisable          $   600 Exercisable
                                                                 200 Unexercisable        $   150 Unexercisable
------------------------------- -------------- ------------ -------------------------- ---------------------------
J. Wes Frye                           0             0         17,200 Exercisable          $   900 Exercisable
                                                                 300 Unexercisable        $   225 Unexercisable
------------------------------- -------------- ------------ -------------------------- ---------------------------
Joel B. McCarty, Jr.                  0             0         17,200 Exercisable          $   900 Exercisable
                                                                 300 Unexercisable        $   225 Unexercisable
==================================================================================================================

--------------
*   Not eligible to participate in the Option Plan.

Compensation of Directors

         Each of the Company's outside directors receives an annual retainer of $10,000 plus $1,200 for each meeting attended, including Board meetings and meetings of committees of the Board of Directors not held in conjunction with a meeting of the Board. Such directors also receive reimbursement of expenses incurred as a director. Directors who are also officers of the Company receive no such fees or expense reimbursement.

Report of Compensation Committee

         The Compensation Committee (the "Committee") is responsible for conducting an annual review of the Company's compensation plan for its executive officers including the evaluation of the components of the plan, the standards of performance measurement and the relationship between performance and compensation. The Committee reviews the compensation of each executive officer and makes specific recommendations to the Board of Directors based on factors that include the individual officer's performance, the ability of the Company to attract and retain qualified, experienced personnel and whether the plan provides appropriate motivation to achieve goals outlined by the Board of Directors.

         In determining the compensation of the Chief Executive Officer, the Committee began its evaluation prior to the time of the public offering in October 1991. The base salary was determined, in part, by comparison with the compensation of chief executive officers of other companies of comparable size and levels of profitability. The base salary is reviewed each year and compared to that of other chief executive officers as reported in various publications, such as Forbes magazine. Since 1991, the Chief Executive Officer has received salary increases of 2.0% in 1992, 2.0% in 1994, 3.8% in

1997, 1.9% in 1998 and 1.8% in 1999. The Chief Executive's increase in base salary in 1999 of 1.8% was primarily an inflationary adjustment. The incentive bonus for the Chief Executive Officer is based upon the Company's profitability, a program that has been in place for many years, and the Compensation Committee believes that this is a fair measure of executive bonus compensation. The bonus is based upon a percentage, determined by the Compensation Committee, of pre-tax profits. The bonus amounts for 1999, 1998 and 1997 are reflected in the Summary Compensation Table. Both the base salary and the incentive bonus are evaluated in determining overall compensation. The Chief Executive Officer is not eligible to receive options under the Company's stock option plan.

         The base salary for all other officers is based upon the experience and qualifications of each officer, with the additional objective of remaining competitive in the industry in recruiting and retaining a well-qualified and effective management team. The incentive bonus for officers is determined by the Compensation Committee and is based upon the same criteria as the Chief Executive Officer, the performance of the Company as measured by its profitability. No stock options were granted to any individual in 1999.

         During 1993, Section 162(m) was added to the Internal Revenue Code (the "Code") that generally limits amounts that can be deducted for compensation paid to executives to $1 million, unless certain requirements are met. No executive received compensation in excess of $1 million in 1999; therefore, there were no compensation amounts that would be deemed nondeductible for the Company under
Section 162(m) of the Code. The Committee will continue to monitor the applicability of this section of the Code to the Company's compensation program each year.

                                            The Compensation Committee,

                                                   Franz F. Holscher, Chairman
                                                   Earl E. Congdon
                                                   John R. Congdon

Compensation Committee Interlocks and Insider Participation

         Earl E. Congdon, Chairman of the Board of the Company and its Chief Executive Officer, and John R. Congdon, Vice Chairman of the Board, are members of the Compensation Committee. Mr. Holscher is not an employee of the Company and receives no compensation other than directors' fees from the Company.

         Earl E. Congdon and John R. Congdon are each 50% owners of E & J Enterprises ("E & J"), a Virginia general partnership that leases trailers to the Company. Pursuant to an agreement dated August 1, 1991, the Company leased 163 trailers from E & J at a monthly rental of $44,010. This lease expired on July 31, 1996, but was extended for an additional term of three years, which expired on July 31, 1999. The first extension of the lease required declining monthly payments ranging from $35,045 in the first year to $33,415 in the third year. On July 26, 1999, the Company's Board of Directors approved a second extension of the trailer lease agreement for a period of one year at the monthly rental rate of $33,415. At the end of one year, the lease converts to a month-to-month lease, which requires a six-month notice of cancellation. Under the original lease and all extensions, the Company is responsible for insurance coverage, maintenance and repairs to the trailers. The Company has no purchase rights at the end of the lease term. Upon termination of the lease, for specified reasons, E & J may require the Company to purchase the trailers for cash at fair market value. The Company paid $400,165 in 1999 for trailers leased from E & J under the lease agreement, of which $233,090 was treated as a capital lease and $167,075 was treated as an operating lease.

         In December 1988, the Company sold to E & J certain tracts of unimproved land and a vacant service center facility in exchange for a non-interest-bearing receivable in the amount of $579,798. E & J has repaid the amount outstanding under the receivable as parcels of the property have been sold. As of December 31, 1999, the amount outstanding on the receivable was $195,677.

         Old Dominion Truck Leasing, Inc., a North Carolina corporation whose voting stock is owned by the Earl E. Congdon Intangibles Trust, David S. Congdon, Trustee (38.2%), John R. Congdon Revocable Trust (38.2%) and members of Earl E. Congdon's and John R. Congdon's families (23.6%), is engaged in the business of purchasing and leasing tractors, trailers and other vehicles. John
R. Congdon is Chairman of the Board and Earl E. Congdon is the Vice Chairman of the Board of Leasing. Both individuals also serve on the Board of Directors and Compensation Committee of Old Dominion Freight Line. Since 1986, the Company and Leasing have combined their requirements for the purchase of tractors, trailers, equipment, parts, tires and fuel. The Company believes that, by so doing, it is often able to obtain pricing discounts because of the increased level of purchasing. While this is beneficial to the Company, management believes that the termination of this relationship would not have a material adverse impact upon the Company's results of operations.

         In 1999, the Company charged Leasing $19,618 for vehicle repair, maintenance and other services, which it provides to Leasing at cost. Leasing operated 15 vehicle maintenance and service facilities in 1999, one of which was located in Chesapeake, Virginia and was leased from the Company for a total of $12,000.

         The Company purchased $196,604 of maintenance from Leasing in 1999. Old Dominion believes that the prices it pays for such services are lower than would be charged by unaffiliated third parties for the same quality of work and intends to continue to purchase maintenance and other services from Leasing, provided that its prices continue to be favorable to the Company. In addition, Leasing has a right of first refusal for the Company's future tractor and trailer leases, exercisable on the same terms offered to the Company by third parties. Currently, the Company does not lease any equipment from Leasing.

         On July 15, 1995, the Company renewed a lease for a service center facility in Greensboro, North Carolina, from an irrevocable trust created by Earl E. Congdon and John R. Congdon, for the benefit of their families. The Company accounts for this lease as an operating lease, which has a term of five years, expiring on July 14, 2000. The lease requires escalating annual payments ranging from $29,000 per month in the first year to $31,391 in the fifth year and requires the Company to maintain insurance, maintenance and repairs to the facility. The Company made payments totaling $372,993 in 1999 under this lease. The Company has purchased an additional 20 acres of land adjacent to the property. The land will be sold to the Trust so that the entire combined acreage could be used for the planned expansion of the existing service center. The Company's Board of Directors, after review by the Audit Committee, has authorized the Company to lend the trust the sum of $380,000 to purchase the land at 7.5% interest to be repaid and amortized in monthly installments over ten years. The Company plans to construct and extend an additional 106 doors to the existing dock structure and make other improvements at a cost of approximately $3,529,000, which will be treated as a leasehold improvement and will be amortized over the life of a long-term lease. It is anticipated that the existing lease will be extended and then renegotiated for a longer term upon completion of the improvements; however, the final details of the structure of this transaction have not been determined. The expansion of the Greensboro facility will accommodate the need for additional capacity that has resulted from growth in business levels, which has required the Company to lease a 60 door service center facility in nearby High Point, NC in January, 1998. The Greensboro expansion will allow the Company to terminate the lease for the High Point service center and consolidate those operations at the enlarged Greensboro facility. It is anticipated that this will result in an increase in productivity and efficiency.

         The Company is a party to certain split dollar life insurance policies, of which certain members of the families of Earl E. Congdon and John R. Congdon are designated beneficiaries. See Note (2), under the Summary Compensation Table, on page 9 of this proxy statement.

         The E & J lease and the equipment purchasing and servicing arrangement with Leasing permit the Company to obtain certain equipment and services at prices comparable to, or more favorable than, prices charged by unaffiliated third parties. The Company believes that the rent paid under the lease for the Greensboro service center is comparable to, or more favorable than, prices charged by unaffiliated third parties.

         Each of the foregoing transactions has been reviewed by the Audit Committee of the Company's Board of Directors, which consists of two nonemployee directors. The Audit Committee has approved the transactions that continue to be in effect as being fair to the Company. The Audit Committee believes that the terms and conditions of the foregoing transactions are substantially the same as, or more favorable to the Company than, would be available from nonaffiliates. The Company intends to enter into a re-negotiation and extension of the Greensboro, North Carolina lease as described above. Any extensions, modifications or renewals of existing transactions with such persons must be approved, in advance, by the Audit Committee as being on terms no less favorable to the Company than the terms that could be obtained in a similar transaction with an unaffiliated party.

Performance Graph

         The following graph compares the total stockholder cumulative returns, assuming the reinvestment of all dividends, of $100 invested on January 1, 1995, in the Company's Common Stock, Nasdaq Trucking & Transportation Stocks and The Nasdaq Stock Market (US) for the five-year period ended December 31, 1999:


                      COMPARISON OF CUMULATIVE TOTAL RETURN
                   (Assumes $100 Invested on January 1, 1995)

                            [LINE GRAPH APPEARS HERE]

                                                        1/1/95  12/31/95  12/31/96  12/31/97  12/31/98  12/31/99
                                                        ------  --------  --------  --------  --------  --------
Old Dominion Freight Line, Inc.                          16.25         8    10.625     15.25    11.375     10.75
Nasdaq Trucking & Transportation Stocks                188.583    220.02   242.872   310.868   279.662   280.432
The Nasdaq Stock Market (US)                           244.533    345.61   425.223   521.034   734.049   1334.35

                              CORPORATE GOVERNANCE

         The Company's Board of Directors held four meetings during 1999. All directors attended all meetings of the Board of Directors except for the January 1999 meeting, at which, John R. Congdon was not present.

         The Board of Directors has four standing committees: Executive Committee, Audit Committee, Compensation Committee and Stock Option Plan Committee.

         The Executive Committee consists of Messrs. Earl E. Congdon (Chairman), John R. Congdon and John A. Ebeling. The Executive Committee is empowered to act between meetings of the Board of Directors with powers of the full Board, except with respect to certain matters. This committee did not meet in 1999.

         The Audit Committee consists of Franz F. Holscher and Harold G. Hoak, two of the Company's nonemployee directors. The Audit Committee's responsibilities are to recommend to the Board of Directors the firm to be engaged to audit the Company's financial statements and to review with the independent auditors the plan for, and results of, the auditing engagement and Old Dominion's internal accounting controls. The Audit Committee also reviews the activities and recommendations of the internal audit function. The Audit Committee has reviewed transactions between the Company and entities in which officers or directors of the Company or their affiliates have material interests and has determined that such existing transactions are fair to the Company. Any new transactions with officers, directors or their affiliates, and any extensions, modifications or renewals of existing transactions with such persons must be approved in advance by the Audit Committee as being on terms no less favorable to the Company than the terms that could be obtained in a similar transaction with an unaffiliated party. The Audit Committee met two times in 1999, at which all members were present.

         The Compensation Committee consists of Franz F. Holscher (Chairman), Earl E. Congdon and John R. Congdon. The Compensation Committee meets periodically to review and approve the salaries and classifications of the Company's executive officers and other significant employees and its personnel policies. The Compensation Committee met once in 1999, at which all members were present.

         The Stock Option Plan Committee consists of Earl E. Congdon (Chairman), John R. Congdon, Harold G. Hoak and Franz F. Holscher. The Committee has authority to administer the Company's 1991 Employee Stock Option Plan, including authority to determine persons eligible to receive options and the terms upon which options are granted. The Stock Option Plan Committee did not meet in 1999.


                             INDEPENDENT AUDITORS

         Ernst & Young LLP has served the Company as independent auditors since 1994. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement if he desires to do so and to answer any questions that concern that firm's work for the Company.

         The Audit Committee and the Board of Directors have approved all of the nonaudit services by Ernst & Young LLP and believe they have no effect on audit independence. The Audit Committee has authorized management to engage the Company's independent accountants in nonaudit services relating to preparation of tax returns and working with state and federal agents on audits, but other matters require prior approval from the Audit Committee.


                                    GENERAL

         The accompanying Proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals, and the Company will reimburse them for their reasonable expenses in so doing.

         The Board of Directors has fixed March 3, 2000, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. On March 3, 2000, there were 8,312,840 outstanding shares of Common Stock of the Company, each entitled to one vote.

         Stockholders do not have cumulative voting rights in the election of directors. Directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect, although they will be counted for purposes of establishing the presence of a quorum. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors.

         Where a choice is specified on any Proxy as to the vote on any matter to come before the meeting, the Proxy will be voted in accordance with such specification. If no specification is made but the Proxy is properly signed, the shares represented thereby will be voted in favor of each proposal. Such proxies, whether submitted by stockholders of record or by brokers holding shares in street name for their customers ("broker non-votes"), will be voted in favor of nominees for directors. Broker non-votes will not be counted either way in voting on other matters (where direction of beneficial owners is required) and, therefore, will have the effect of negative votes.

         Any stockholder submitting the accompanying Proxy has the right to revoke it by notifying the Secretary of the Company in writing at any time prior to the voting of the Proxy. A Proxy is suspended if the person giving the Proxy attends the meeting and elects to vote in person.

         Management is not aware that any matters, other than those specified above, will be presented for action at the meeting, but, if any other matters do properly come before the meeting, the persons named as agents in the Proxy will vote upon such matters in accordance with their best judgment.

Annual Report on Form 10-K

         Stockholders may obtain a copy of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the year ended December 31, 1999, without charge by writing to J. Wes Frye, Treasurer, Chief Financial Officer and Assistant Secretary, Old Dominion Freight Line, Inc., Post Office Box 2006, High Point, North Carolina 27261. Exhibits are not included, but copies of them may be obtained from the Company upon payment of copying charges.

Deadline for Stockholders' Proposals

         Any stockholder desiring to present a proposal for action at the Company's 2001 Annual Meeting must deliver the proposal to the Company at its executive offices no later than November 24, 2000.

         In addition to any other applicable requirements, for business to be properly brought before the annual meeting by a stockholder, even if the proposal is not to be included in the Company's proxy statement, the Company's bylaws provide that the stockholder must give timely notice of such business in writing to the Secretary of the Company at least 60 days and not more than 90 days prior to the meeting, except that if public disclosure of the date of the meeting is given less than 70 days prior to the meeting, notice by the stockholder will be considered timely if received by the Secretary by the close of business on the 10th day after public disclosure of the date of the meeting was made. As to each item of business, the notice must contain (i) a brief description of the business to be brought before the meeting and the reasons therefore, (ii) the name and address of record of the stockholder and the number of shares of the Company's stock owned of record or beneficially by the stockholder and (iii) any material interest the stockholder has in the proposed business.

                                          By Order of the Board of Directors


                                          /s/ Joel B. McCarty, Jr.
                                          Joel B. McCarty, Jr.
                                          Secretary

High Point, North Carolina
March 31, 2000

PROXY


                         OLD DOMINION FREIGHT LINE, INC.


    The undersigned stockholder of Old Dominion Freight Line, Inc. designates

  Earl E. Congdon, John R. Congdon, and Joel B. McCarty, Jr., and any of them,

     agents to vote the shares of the undersigned at the Annual Meeting of

  Stockholders, Monday, April 24, 2000, at 10:00 A.M., and at any adjournment thereof, as follows:

           PLEASE SIGN THE PROXY PRINTED ON THE OTHER SIDE AND RETURN IT AT ONCE UNLESS YOU EXPECT TO ATTEND THE MEETING IN PERSON.

                           (CONTINUED ON REVERSE SIDE)

                           PLEASE DATE, SIGN AND MAIL
                    YOUR PROXY CARD BACK AS SOON AS POSSIBLE!



                         ANNUAL MEETING OF STOCKHOLDERS

                         OLD DOMINION FREIGHT LINE, INC.

                                 APRIL 24, 2000






                 Please Detach and Mail in the Envelope Provided





A  [X] Please mark your
       votes as in this
       example.



                     VOTE FOR           WITHHOLD
                   all nominees       AUTHORITY TO
                (except as marked vote for all nominees
                 to the contrary)   listed at right

(1) ELECTION OF       [  ]              [  ]          Nominees: Earl E. Congdon      (2)  To transact such other business as may be
    DIRECTORS                                                   John R. Congdon           brought before the meeting.
                                                                John A. Ebeling
(Instruction:  To withhold authority to vote for an             Harold G. Hoak            THIS PROXY IS SOLICITED ON BEHALF OF THE
Individual nominee strike a line through the                    Franz F. Holscher     BOARD OF DIRECTORS AND WILL BE VOTED AS
nominee's name.)                                                David S. Congdon      SPECIFIED BY THE STOCKHOLDER.
                                                                John R. Congdon, Jr.
                                                                                          IF NO SPECIFICATION IS MADE WITH RESPECT
                                                                                      TO A MATTER WHERE A BALLOT IS PROVIDED, THIS
                                                                                      PROXY WILL BE VOTED FOR SUCH MATTER.

                                                                                          Your shares should be represented at the
                                                                                      meeting by your proxy. The meeting will be
                                                                                      held Monday, April 24, 2000, at 10:00 A.M. in
                                                                                      the Fourth Floor Conference Room of the
                                                                                      Executive Offices of Old Dominion Freight
                                                                                      Line, Inc., 1730 Westchester Drive, High
                                                                                      Point, North Carolina.



                                                                                             PLEASE SIGN AND SEND IN YOUR PROXY




SIGNATURE(S)                                                                                   DATE                            2000
            -----------------------------------------------------------------------------------    ----------------------------

NOTE:   Please sign above as name (s) appear (s) on this card. (When signing as attorney, executor, administrator, trustee, guardian, etcetera, give full title as such. For joint accounts, each joint owner should sign.)